Exhibit 99.1

Solta Medical to Acquire Aesthera Corporation

HAYWARD, Calif., February 23, 2010 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today announced it has entered into a definitive agreement to acquire privately-held Aesthera Corporation, which is based in Pleasanton, California. Under the terms of the definitive agreement, Solta will acquire Aesthera for $5.25 million in Solta common stock and cash, with potential additional base line milestones of $750,000 for a consideration of $6.0 million. Excluding acquisition and integration related charges, the transaction is expected to be accretive to Solta Medical’s earnings within twelve months.

In addition, there are $10 million of stretch milestones which would be paid to Aesthera shareholders if Aesthera achieves revenue ranging from $14 to $21 million in the twelve months beginning April 1, 2010. The proposed transaction becomes increasingly accretive to Solta Medical shareholders as Aesthera achieves the higher milestone revenue and payments. Aesthera’s unaudited revenue for the twelve months ended December 31, 2009 was approximately $8.5 million. Solta Medical expects to close the transaction prior to March 31, 2010.

Aesthera’s light-based treatment systems – the Isolaz™ and Isolaz Pro™ platforms – are based on proprietary Photopneumatic™ technology and are the only laser or light based devices with FDA marketing clearance for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild-to-moderate inflammatory acne. These conditions impact an estimated forty-to-fifty million individuals in the U.S. annually. Isolaz treatments have an immediate visible impact on acne 24 – 48 hour post first treatment and are painless. Facial treatments take as little as 10 minutes, require no anesthetics or numbing creams, and provide additional cosmetic benefits such as smoother appearing skin.

“We are very excited to broaden our portfolio of superior solutions for dermatologists and aesthetic physicians with the addition of the Isolaz brand to Solta Medical. Treatment of acne with Isolaz offers physicians and their patients an effective alternative to the risks of oral drug treatments and their associated side effects,” said Stephen J. Fanning, Chairman of the Board, President, and CEO of Solta Medical. “In addition, physicians also turn to Isolaz acne treatments for patients who have experienced little to no benefit from topical and oral antibiotic regimens in treating acne.”

“The acquisition will leverage our current call point, and provides compelling opportunities to leverage our marketing resources targeting both physicians and consumers. We have one of the largest global sales and marketing organizations in the industry and an extensive international distribution network. Our combined distribution strength will provide us with the ability to place systems with new customers, as well as drive sales of treatment tips to a worldwide installed base of over 6,500 systems. Our goal is to extend the cross-selling success that we demonstrated during the past year with the Thermage and Fraxel brands to the Isolaz brand,” added Mr. Fanning.

“We are very excited about becoming part of Solta Medical,” said Alon Maor, President and CEO of Aesthera Corporation. “Over the past several years, our team has built Isolaz into one of the most recognized and well respected names in the medical community for difficult to treat acne, which affects millions of people. Patients unable to find successful treatments for their acne have found solutions from dermatologists using our technology. Now, we believe that under the Solta Medical umbrella, Isolaz can achieve its full market potential, both in the U.S. and abroad.”

Shattuck Hammond Partners, a division of Morgan Keegan & Company, Inc., served as exclusive financial advisor to Solta Medical and Gravitas Healthcare, LLC served as exclusive financial advisor to Aesthera Corporation in this transaction.

Conference Call

Solta will discuss the acquisition of Aesthera Corporation, the financial results for the fourth quarter ending December 31, 2009, and provide an outlook for 2010 on a conference call to be held Tuesday, February 23 at 8:30 a.m. Eastern Time. Stephen J. Fanning, Chairman, President and CEO of Solta Medical, Inc., will host the call. To participate in the live call by telephone, please dial (877) 941-8610 from the U.S. or (480) 629-9819 from outside the U.S. Participants are asked to call the above numbers approximately 5-10 minutes prior to the start time. Additionally, the call will be broadcast live and a presentation regarding the transaction will also be available on the Investor Relations section of Solta Medical’s website at www.solta.com. An archived webcast will also be available for seven days after the call at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective anti-aging solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers products to address aging skin under the industry’s two premier brands: Thermage® and Fraxel®. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. As the leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Since 2002, over one million Thermage and Fraxel procedures have been performed in nearly 80 countries. Thermage and Fraxel are the perfect complement for any aesthetic practice. For more information about Solta Medical, call 1-877-782-2286 or log on to www.Solta.com.

About Aesthera Corporation

Aesthera (www.AESTHERA.com) develops, manufactures and markets light-based aesthetic treatment systems – the Isolaz™ and Isolaz Pro™ platforms – based on proprietary Photopneumatic™ technology. Clinically proven to be pain-free and up to seven times faster than currently available light-based aesthetic systems, Aesthera’s revolutionary systems combine the proven properties of therapeutic light with gentle pneumatic energy to more effectively work on dermal and epidermal skin targets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding potential transaction timing, projected financial results, and anticipated synergies and other opportunities. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the possibility that the market for the sale of these new products and initiatives does not develop as expected, the remaining risks and uncertainties with the integration process, and the risks relating to Solta Medical’s ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-K for the year ended December 31, 2008, its Form10-Q for the quarter ended September 30, 2009, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn, Chief Financial Officer of Solta Medical, Inc.,

+1-510-786-6890; or

investors,

Doug Sherk,

dsherk@evcgroup.com,

EVC Group, +1-415-896-6820, for Solta Medical, Inc.

Web Site: http://www.Solta.com